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                                                                   EXHIBIT 10.38

 The Option provided for herein and the underlying securities issuable upon the exercise thereof have not been registered under the Securities Act of 1933 (the "1933 Act") or applicable states securities laws, and may not be sold or transferred in the absence of such registration or an exemption therefrom under the 1933 Act. Neither the Option nor such underlying securities may be assigned, hypothecated, pledged, sold or otherwise transferred or encumbered except as provided in this Agreement.

                EMPLOYMENT AGREEMENT AND STOCK OPTION AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is made and entered into as of the 15 day of May, 1996, by and between Aasche Transportation Services, Inc., a Delaware corporation, having its principal offices at 10214 North Mt. Vernon Road, Shannon, Illinois 61078 ("EMPLOYER"), and Leon M. Monachos, residing at 107 Oneida, Elmhurst, Illinois 60126 ("EXECUTIVE").

                                    RECITALS

         A.  The Employer desires that the Executive provide services for the benefit of the Employer and the Executive desires to accept such employment with the Employer.

         B. The Employer and the Executive acknowledge that the Executive will be a member of the senior management of the Employer and, as such, will participate in implementing the Employer's business plan.

        NOW, THEREFORE, in consideration of the above premises and the following mutual covenants and conditions, the parties agree as follows:

        1. Employment. The Employer shall employ the Executive as Chief Financial Officer of Employer and the Executive hereby accepts such employment on the following mutual terms and conditions.

        2. Duties. The Executive shall work for the Employer in a full-time capacity. The Executive shall, during the term of this Agreement, have the duties, responsibilities, powers, and authority customarily associated with the position of Chief Financial Officer. The Executive shall report to, and follow the direction of, the Chairman and Chief Operating Officer. In addition to, or in lieu of, the foregoing, the Executive shall also perform such other and unrelated services and duties as may be assigned to him from time to time by the Board of Directors. The Executive shall diligently, competently, and faithfully perform all duties, and shall devote his entire business time, energy, attention, and skill to the performance of duties for the Employer and will use his best efforts to promote the interests of the Employer; provided the Executive shall be entitled to devote time to outside boards of directors of companies (except companies engaged in the business of providing transportation services), personal investments, and professional activities, to the extent such activities do not interfere with his duties hereunder.

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        3. Term of Employment.  This Agreement shall be entered into for a period of three (3) years (the "INITIAL TERM"), commencing May 15, 1996 (the "EFFECTIVE DATE"); provided, however, that in the event of a "Change of Control" (as defined below), the Initial Term shall be extended to five (5) years from the Effective Date. The term of employment shall be renewed for successive periods of one (1) year (a "RENEWAL TERM") after the expiration of the Initial Term and any subsequent Renewal Term, unless the Board of Directors provides the Executive or the Executive provides the Board of Directors, with written notice to the contrary at least ninety (90) days prior to the end of the Initial Term or any Renewal Term. For purposes of this Paragraph 3, a "CHANGE OF CONTROL" shall be deemed to occur on the earliest of (1) the acquisition by any entity, person, or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 30% of the outstanding capital stock of the Employer entitled to vote for the election of directors ("VOTING STOCK"); (2) the commencement by any entity, person, or group (other than the Employer or a subsidiary of the Employer) of a tender offer or an exchange offer for more than 30% of the outstanding Voting Stock of the Employer; (3) the effective time of (i) a merger or consolidation of the Employer with one or more corporations as a result of which the holders of the outstanding Voting Stock of the Employer immediately prior to such merger hold less than 80% of the Voting Stock of the surviving or resulting corporation, or (ii) a transfer of substantially all of the property or assets of the Employer other than to an entity of which the Employer owns at least 80% of the Voting Stock; and (4) the election to the Board of Directors of the Employer, without the recommendation or approval of the incumbent Board of Directors of the Employer, of the lesser of (i) four directors, or (ii) directors constituting a majority of the number of directors of the Employer then in office.

         4.  Compensation.

             A. Salary. The Employer shall pay the Executive an annual salary of $100,000 (the "INITIAL SALARY"), payable in substantially equal installments in accordance with the Employer's payroll policy from time to time in effect. The salary shall be subject to any payroll or other deductions as may be required to be made pursuant to law, government order, or by agreement with, or consent of, the Executive. The Initial Salary shall be subject to increases, but-not decreases, following an annual salary review, the first of which shall take place in or around the first anniversary of the Effective Date, and all subsequent reviews shall occur on each anniversary date thereafter. The Initial Salary as adjusted for any increases shall be referred to as the "BASE SALARY."

             B. Bonus. For the 1996 and all subsequent fiscal years, the Executive shall participate in the Employer's Executive Bonus Plan, to be established by the Compensation Committee of the Board of Directors.

             C. Other Benefits. During the term of this Agreement, the Employer shall:

                 (1) include the Executive in any life insurance, disability insurance, medical, dental or health insurance, pension and retirement plans and other benefit

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             plans or programs  (including, if applicable, any excess benefit or supplemental executive retirement plans) maintained by the Employer for the benefit of its executives;

                 (2) provide the Executive with three (3) weeks paid vacation per annum;

                 (3) provide the Executive with an automobile expense reimbursement allowance of $600 per month and any excess mileage reimbursement as may be permitted under the existing automobile policy applicable to other executives of the Employer; and

                 (4) permit the Executive to attend up to 40 hours of accounting programs in each year in order to satisfy continuing education requirements applicable to accounting professionals and to reimburse the Executive for the reasonable expenses in attending such programs.

             D. Stock Options. On the Effective Date, the Employer shall grant to the Executive the right and option ("NON-QUALIFIED STOCK OPTIONS") to purchase 100,000 shares of the Employer's par value $.0001 Common Stock (the "Shares"). On the Effective Date, the Employer shall also grant to the Executive the right and option, in accordance with Section 422 of the Internal Revenue Code of 1986, as amended ("INCENTIVE STOCK OPTIONS"), to purchase 100,000 Shares. The Non-Qualified Stock Options and Incentive Stock Options (collectively, "OPTIONS") shall be subject to the following terms and conditions:

                 (1) The Non-Qualified Stock Options shall be exercisable upon the Effective Date. The Incentive Stock Options shall become exercisable 20,000 on the first anniversary of the Effective Date hereof and 20,000 on each succeeding anniversary date hereof.

                 (2) The Options shall expire on, and shall be exercised (if at all) prior to the first to occur of:

                      (a)  ten (10) years from the Effective Date; or

                      (b)  on the date as of which the Executive's
                 services are terminated pursuant to Paragraph 6C; or

                      (c)  ninety (90) days, in the case of Incentive
                 Stock Options, and six (6) months, in the case of Non-Qualified Stock Options, after the date as of which the Executive's services are terminated pursuant to Paragraphs 6A, 6B, 6D or 6E.

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                 Upon expiration of the Options without their having been duly exercised. the Options shall be and become null, void, and of no further effect.

                 (3) The Executive shall exercise the Options by delivery to the Employer of a duly executed copy of the Purchase Form attached hereto as Exhibit A.

                 (4) Within thirty (30) days after the exercise of the Options. the Employer shall cause to be issued in the name of and delivered to the Executive a certificate or certificates for the Shares and the Executive shall deliver in cash or certified check the amount of the Option Price. The Employer covenants that (A) all Shares issued and delivered upon the due exercise of the Options by the Executive shall, upon such issuance and delivery, be fully paid and non-assessable and (B) the Employer shall agree at all times to reserve and hold available a sufficient number of shares of its authorized but unissued Common Stock to provide for delivery of the Shares upon the exercise of the Options.

                 (5) The Executive agrees that at the time of exercise of the Options, he will, if the Employer so requests and if the Shares shall not have been registered pursuant to Paragraph 4.D.(9) hereof, deliver to the Employer a written representation, in form satisfactory to the Employer and its counsel, to the effect that he is purchasing the Shares for investment and not with a view to the offer for sale or the sale in connection with the distribution thereof and containing such other related representations as the Employer may require.

                 (6) The option price of the Options shall be the closing price per share on the Effective Date as reported in The Wall Street Journal ("OPTION PRICE"); provided, however, that in case the Employer should at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding Common Stock, the Option Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Employer shall at any time combine the outstanding shares of Common Stock; the Option Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend, or combination, as the case may be.

                 (7) The number of Shares shall be 200,000; provided, however, that in case the Employer should at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding Common Stock. the number of Shares subject to the Options immediately prior to such subdivision or the issuance of such dividend shall be proportionately increased, and in case the Employer shall at any time combine the outstanding shares of Common Stock. the number of Shares subject to the Options immediately prior to such combination shall be proportionately decreased, effective at the close of business on the date of such subdivision, dividend, or combination, as the case may be.


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                 (8)  The Options shall not be assigned, pledged, sold, or
             otherwise transferred or encumbered by the Executive.

                 (9) The Employer agrees to undertake to register the Shares underlying the Options within twelve (12) months from the date hereof by filing a Registration Statement on Form
             S-8. The Employer shall pay all costs and expenses of such registration.

        5. Expenses. The Employer shall reimburse the Executive for all reasonable and approved expenses, provided the Executive submits paid receipts or other documentation acceptable to the Employer and as required by the Internal Revenue Service to qualify as ordinary and necessary business expenses under the Internal Revenue Code of 1986, as amended.

        6. Termination Notwithstanding anything in Paragraph 3 of this Agreement to the contrary, the Executive's services shall terminate upon the first to occur of the following events:

             A. At the end of the term of this Agreement, including any Renewal Terms.

             B. Upon the Executive's date of death or the date the Executive is given written notice that he has been determined to be "disabled" by the Employer. For purposes of this Agreement, the Executive shall be deemed to be "disabled" if the Executive, as a result of illness or incapacity, shall be unable to perform substantially his required duties for a period of six (6) consecutive months or for any aggregate period of six (6) months in any twelve (12) month period.

             C. On the date the Employer provides the Executive with written notice that he is being terminated for "cause." For purposes of this Agreement, the Executive shall be deemed terminated for "cause" if the Employer terminates the Executive after the Executive:

                 (1) shall have committed any felony including, but not limited to, a felony involving fraud, theft, misappropriation, dishonesty, or embezzlement of the Employer's property; or

                 (2) shall have committed intentional acts that causes material damage to the property, goodwill or business of the Employer or a refusal or willful failure to perform his material duties hereunder.

        Notwithstanding the foregoing, "cause" shall not mean the refusal by the Executive to be reassigned to a place of business which is beyond a 150-mile radius of Chicago, Illinois in the event of a Change of Control.


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             D.  On the date the Executive terminates his employment for any reason. provided that the Executive shall give the Employer sixty (60) days written notice prior to such date of his intention to terminate this Agreement

             E. On the date the Employer terminates the Executive's employment for any reason, provided that the Employer shall give the Executive sixty (60) days written notice prior to such date of its intention to terminate this Agreement.

        7.   Compensation Upon Termination.

             A.If the Executive's services are terminated pursuant to Paragraph 6A, the Executive shall be entitled to his Base Salary through the final date of active employment' plus any accrued but unused vacation pay. Additionally, the Executive shall also be entitled to any benefits mandated under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") or required under the terms of any death, insurance, or retirement plan, program, or agreement provided by the Employer and to which the Executive is a party or in which the Executive is a participant.

             B.If the Executive's services are terminated pursuant to Paragraph 6B, the Executive shall be entitled to his Base Salary through his final date of active employment, plus any accrued but unused vacation pay. The payments hereunder shall be paid to the Executive or his estate, if applicable, under the same terms and at the same rate of payment that the Executive would have been paid if he had performed services for the Employer during such period. The Executive shall also be entitled to any benefits mandated under COBRA or required under the terms of any death, insurance, or retirement plan, program, or agreement provided by the Employer and to which the Executive is a party or in which the Executive is a participant, including, but not limited to, any short-term or long-term disability plan or program, if applicable.

             C.If the Executive's services are terminated pursuant to Paragraph 6C or 6D, the Executive shall be entitled to his Base Salary through the final date of active employment, plus any-accrued but unused vacation pay. The Executive shall also be entitled to benefits, if any, mandated under COBRA or required under the terms of any death, insurance, or retirement plan, program, or agreement provided by the Employer and to which the Executive is a party or in which the Executive is a participant.

             D.If the Executive's services are terminated pursuant to Paragraph 6E prior to the expiration of the Initial Term, the Executive shall be entitled to the Base Salary through the final date of the Initial Term, plus any accrued but unused vacation pay. If the Executive's services are terminated pursuant to Paragraph 6E after the Initial Term and prior to the expiration of any Renewal Term, the Executive shall be entitled to fifty percent (50%) of the Base Salary through the final date of the Renewal Term, plus any accrued but unused vacation pay. The Executive shall also be entitled to any benefits mandated under COBRA or required under the terms of any death, insurance, or

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        retirement plan, program, or agreement provided by the Employer and to which the Executive is a party or in which the Executive is a participant.

        8.  Nonsolicitation.  The Executive agrees that, during the time of
his employment and for a period of one (1) year after the termination   of the
Executive's employment hereunder for any reason whatsoever or for no reason, whether voluntary or involuntary, the Executive will not. except on behalf of Employer solicit or accept if offered to him, with or without solicitation. on his own behalf or on behalf of any other person, the services of any person who is an employee of the Employer, nor solicit any of the Employer's employees to terminate employment with the Employer, nor agree to hire any employee of the Employer into employment with himself or any company, individual or other entity.

        9. Notices. Any and all notices required in connection with this Agreement shall be deemed adequately given only if in writing and (a) personally delivered, or sent by first class, registered or certified mail, postage prepaid, return receipt requested or by recognized overnight courier;
(b) sent by facsimile, provided a hard copy is mailed on that date to the party for whom such notices are intended; or (c) sent by other means at least as fast and reliable as first class mail. A written notice shall be deemed to have been given to the recipient party on the earliest of (a) the date it shall be delivered to the address required by this Agreement; (b) the date delivery shall have been refused at the address required by this Agreement; (c) with respect to notices sent by mail or overnight courier, the date as of which the Postal Service or overnight courier, as the case may be, shall have indicated such notice to be undeliverable at the address required by this Agreement; or
(d) with respect to a facsimile, the date on which the facsimile is sent and receipt of which is confirmed. Any and all notices referred to in this Agreement, or which either party desires to give to the other, shall be addressed to his residence in the case of the Executive, or to its principal office in the case of the Employer.

        10. Waiver of Breach. A waiver by the Employer of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver or estoppel of any subsequent breach by the Executive. No waiver shall be valid unless in writing and signed by an authorized officer of the Employer.

        11. Assignment. The Executive acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer.

        12. Entire Agreement. This Agreement sets forth the entire and final agreement and understanding of the parties and contains all of the agreements made between the parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto, with respect to the subject matter hereof. No change or modification of this Agreement shall be valid unless in writing and signed by the Employer and the Executive. If any provision of this Agreement shall be found invalid or unenforceable for any reason, in whole or in part, then such provision shall be deemed modified,

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restricted, or reformulated to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require. and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified, restricted, or reformulated or as if such provision had not been originally incorporated herein, as the case may be. The parties further agree to seek a lawful substitute for any provision found to be unlawful.

        13. Headings. The headings in this Agreement are inserted for convenience only and are not to be considered a construction of the provisions hereof.

        14. Execution of Agreement. This Agreement may be executed in several counterparts. each of which shall be considered an original, but which when taken together, shall constitute one agreement.

        15. Recitals. The recitals to this Agreement are an integral part hereof and shall be considered as substantive and not precatory language.

        16. Due Authorization. The Employer hereby warrants and represents that (a) the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Employer,
(b) the Employer has the requisite power and authority to execute, deliver, and perform this Agreement, (c) this Agreement is a valid and legally binding obligation of the Employer, enforceable against the Employer in accordance with its terms, and (d) any legal or other fees incurred in the preparation of this Agreement shall be borne by the Employer.

        17. Governing Law. This Agreement shall be governed by the laws of the State of Illinois, without reference to its conflict of law provisions, and any court action commenced herein shall have as its venue the County of Cook, Illinois.

        IN WITNESS WHEREOF, the parties have set their signatures on the 15 day of May 1996.

EMPLOYER:                                       EXECUTIVE:

AASCHE TRANSPORTATION
SERVICES, INC.



By:  s/s Larry L. Asche                         s/s Leon M. Monachos
     --------------------------------           -------------------------------
     Larry L. Asche, Chairman and               Leon M. Monachos
     Chief Operating Officer





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                                   EXHIBIT A

                                 PURCHASE FORM

To:      AASCHE TRANSPORTATION SERVICES, INC.
         10214 N. Mt. Vernon Rd.
         Shannon. Illinois 61078

         The undersigned hereby irrevocably subscribes for __________ shares of Common Stock of Aasche Transportation Services, Inc. pursuant to and in accordance with the terms and conditions of that certain Employment and Stock Option Agreement dated as of __________, 1996 and hereby makes payment of __________ Dollars ($__________) therefor and requests that a certificate for such shares be issued in the name of the undersigned and delivered to the undersigned at the address listed below.

                                                    Address

                                                    ___________________________

                                                    ___________________________

                                                    ___________________________


Dated:  _________________, 19__





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